Exhibit 1.1

CHASE ISSUANCE TRUST

CHASESERIES

CLASS A(2011-3) NOTES

TERMS AGREEMENT

Dated: December 21, 2011

To: CHASE BANK USA, NATIONAL ASSOCIATION (the “Bank”)

Re: Underwriting Agreement dated October 28, 2011

Series Designation: CHASEseries

Underwriters:

The Underwriters named on Schedule I attached hereto are the “Underwriters” for the purpose of this Terms Agreement (this “Agreement”) and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein in its entirety and made a part hereof.

Terms of the Class A(2011-3) Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public

$775,000,000	One-month LIBOR plus 0.12% per annum	100.0000%

Interest Payment Dates: The 15th of each month or if that day is not a Business Day, as defined in the Indenture, the next succeeding Business Day, commencing January 17, 2012.

Indenture: The Third Amended and Restated Indenture, dated as of December 19, 2007, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee, and acknowledged and accepted by the Bank, as Servicer.

Asset Pool One Supplement: The Second Amended and Restated Asset Pool One Supplement, dated as of December 19, 2007, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent, and acknowledged and accepted by the Bank, as Transferor, Servicer and Administrator.

Indenture Supplement: The Amended and Restated CHASEseries Indenture Supplement, dated as of October 15, 2004, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

Terms Document: The Class A(2011-3) Terms Document, dated as of December 28, 2011, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

Transfer and Servicing Agreement: The Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007, among the Bank, as Transferor, Servicer and Administrator, Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent, as amended.

First USA Pooling and Servicing Agreement: The Third Amended and Restated Pooling and Servicing Agreement, dated as of December 19, 2007, between the Bank, as Transferor and Servicer, and BNY Mellon Trust of Delaware, as trustee (the “FUSA Master Trust Trustee”).

First USA Series Supplement: The Amended and Restated Series 2002-CC Supplement, dated as of October 15, 2004, between the Bank, as Transferor and Servicer, and the FUSA Master Trust Trustee.

Purchase Price:

The purchase price payable by the Underwriters for the Notes covered by this Agreement will be the following percentage of the principal amounts to be issued:

Per Class A(2011-3) Notes: 99.8000%

Registration Statement: 333-170794

Underwriting Discounts and Commissions, Selling Concessions and Reallowance:

The Underwriters’ discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class A(2011-3) Notes, shall be as follows:

Underwriting Discounts and Commissions	Selling Concessions	Reallowance
0.2000%	0.1200%	0.0600%

Underwriters’ Information: The information furnished by the Underwriters through the Representative for purposes of subsection 8(b) of the Underwriting Agreement consists of the chart and the third and seventh paragraphs under the heading “Underwriting” in the Prospectus Supplement.

Most Recent Quarterly Filing Date: October 28, 2011.

Closing Date: Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Bank and the Issuing Entity hereby agree that the Closing Date shall be December 28, 2011 at 10:30 a.m., New York Time.

Applicable Time: 12:15 p.m. (New York Time) on December 21, 2011.

Location of Closing: Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036.

Payment for the Notes:

The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Series of Notes set forth opposite their names on Schedule I hereto.

J.P. MORGAN SECURITIES LLC
As Representative of the Underwriters named in Schedule I hereto

By:	/s/ Alexander Wiener
	Name:	Alexander Wiener
	Title:	Vice President

Accepted:

CHASE BANK USA, NATIONAL ASSOCIATION

By:	/s/ Keith W. Schuck
	Name:	Keith W. Schuck
	Title:	President

CHASE ISSUANCE TRUST
By:	CHASE BANK USA, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Beneficiary on behalf of the Issuing Entity

By:	/s/ Keith W. Schuck
	Name:	Keith W. Schuck
	Title:	President

Chase Issuance Trust

CHASEseries Class A(2011-3) Terms Agreement

Signature Page

SCHEDULE I

UNDERWRITERS

$775,000,000 Principal Amount of CHASEseries Class A(2011-3) Notes

Principal Amount
J.P. Morgan Securities LLC	$258,400,000
Credit Suisse Securities (USA) LLC	$258,300,000
RBC Capital Markets, LLC	$258,300,000

Total	$775,000,000

ANNEX I

TIME OF SALE INFORMATION

•	Preliminary Prospectus Supplement, dated as of December 20, 2011.

ANNEX II

ISSUER FREE WRITING PROSPECTUSES

•	Class A(2011-3) Transaction Summary, dated December 21, 2011.

•	Ratings Issuer Free Writing Prospectus dated December 20, 2011.